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                                                                   Exhibit 23.5

               [Private Corrections Project Center Letterhead]

                                                                January 8, 1998


      We hereby consent to the references to the Private Adult Correctional 1996 Facility Census, Tenth Edition, dated March 15, 1997, by CCA Prison Realty Trust in its Registration Statement on Form S-11, and all amendments thereto.




                                      Very truly yours,

                                      /s/ Charles W. Thomas

                                      Charles W. Thomas, Ph. D, Director